FOURTH AMENDMENT

CONSENT, WAIVER AND FORBEARANCE AGREEMENT

               This Fourth Amendment, Consent, Waiver and Forbearance Agreement (“Amendment”) is effective as of January 8, 2004 and relates to (i) the Note Agreement dated as of May 12, 2003, as amended (the “Note Agreement”) among NewWest Mezzanine Fund, LP (“NewWest”), KCEP Ventures II, L.P. (“KCEP”), Convergent Capital Partners I, L.P. (“Convergent”), James F. Seifert Management Trust dated October 8, 1992 (the “Trust”), ACT Teleconferencing, Inc. (“Holdings”), ACT Teleconferencing Services, Inc. (the “Services”) and certain Co-Borrowers listed on the signature page of this Amendment (the “Co-Borrowers), as amended, and (ii) the Warrant Agreement dated as of May 12, 2003 (the Warrant Agreement”) among NewWest, KCEP, Convergent, the Trust and Holdings, as amended. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Agreement.

Recitals

               Holdings and Services have requested that the Purchaser forbear in connection with certain current events of default under the Note Agreement and to agree to certain amendments and waivers, subject to the terms and conditions set forth in this Amendment, and the Purchaser has agreed to such forbearance, amendments and waivers under the Note Agreement, on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, the parties hereby agree as follows:

                1.        Waivers and Note Agreement Amendment.

(a) Subject to the conditions set forth in this Amendment, the Purchaser hereby waives (i) the requirement set forth in section 6 of the Warrant Agreement that Holdings shall not, without shareholder approval, issue (A) 2,100,000 shares of Holdings' common stock, no par value, at a price of $1.05 per share, to certain investors pursuant to the Stock Purchase Agreement dated as of January 8, 2004 among Holdings and certain investors (together with the other transactions contemplated by such agreement, the "Barron Transaction") and (B) warrants to acquire 250,000 shares of Holdings common stock, no par value, at a price of $1.10 per share, to Robert C. Kaphan and Richard Parlato pursuant to the Warrant Agreement dated as of January 2, 2004 among Holdings and such individuals (together with the amendment to the promissory notes held by such individuals and the other transactions contemplated by such agreement and amendment, the "Proximity Transaction"), and (ii) the right under section 15 of the Warrant Agreement to purchase a portion of the securities referred to in clause (i) above.

           (b)        The Note Agreement is hereby amended to add, as a Permitted Lien, the security  interest granted by Services in favor of Robert C. Kaphan and Richard Parlato pursuant to the Security  Agreement dated as of January 2, 2004 among Services and such individuals.

(c) If Borrower is in full compliance with all provisions of the Note Agreement and this Amendment as of March 31, 2004 (and provided that no Event of Default, other than the Specified Defaults, shall have occurred and all Specified Defaults shall have been cured, to the extent curable), then all Specified Defaults shall be deemed to be waived by Purchaser.

                2.        Forbearance. So long as Holdings and Services comply with all terms and conditions of the Note Agreement, as amended by this Amendment (other than the Specified Defaults as defined below), the Purchaser agrees to forbear, until March 31, 2004, from (i) accelerating or demanding immediate payment of the Obligations, and (ii) exercising remedies under the Note Agreement. For purposes of this Amendment, the Specified Defaults shall mean the defaults identified by Purchaser in writing as of the date of this Amendment. Such agreement to forbear is effective only for the Specified Defaults and not for any other defaults of covenants or obligations so listed by Purchaser or for any time periods not so listed by Purchaser.

                 3.        Covenants of Holdings and Services.Holdings and Services agree (i) to provide evidence reasonably satisfactory to the Purchaser no later than January 20, 2004 that Holdings has a current directors and officers insurance policy of at least $2,000,000, (ii) provide evidence reasonably satisfactory to the Purchaser no later than January 20, 2004 that all defaults or events of default under the Bank Agreement have been waived, (iii) to provide Purchaser, no later than January 20, 2004, with copies of all borrowing base and covenant compliance certificates provided to the Bank since May 12, 2003, any amendments to the Bank Indebtedness, and any other documents required to be provided to Purchaser pursuant to section 6.6(m) of the Note Agreement, (iv) to provide evidence reasonably satisfactory to the Purchaser no later than January 20, 2004 that Holdings has filed any required additional listing application with Nasdaq for the Underlying Shares, (v) provide Purchaser, no later than January 20, 2004, with copies of all correspondence since May 12, 2003 with Compunetix regarding Services’ lease with Compunetix, (vi) provide Purchaser, no later than January 20, 2004, a certificate of Holdings’ Chief Financial Officer that Holdings and Services have complied with the provisions clauses (i) – (v) above, and (vii) in accordance with Section 8.3 of the Note Agreement, Borrower will reimburse the Purchaser for all reasonable expenses within 10 days of receiving notice from the Purchaser of such expenses. Any failure by Holdings and Services to comply with the provisions of this Amendment shall constitute an Event of Default under the Note Agreement.

                4.        Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon Holdings and Borrower delivering to the Purchaser all of the following, all in form and substance acceptable to the Purchaser: (a) this Amendment duly executed by Holdings, Services, the Co-Borrowers and the Principals; (b) evidence satisfactory to the Purchaser that all events of default under any other promissory notes or loan agreements have been waived and such waivers are in full force and effect; and (c) consummation of the Barron Transaction and the Proximity Transaction, including the execution by Robert C. Kaphan and Richard Parlato of a subordination agreement acceptable to the Purchaser.

                5.        Reaffirmation of Financing Documents. All terms, conditions and provisions of the Note Agreement and the other Financing Documents are hereby reaffirmed and continued in full force and effect and shall remain unaffected and unchanged, except as specifically amended by this Amendment. All covenants, representations and warranties of Holdings and Borrower in this Amendment shall survive the closing and delivery of this Amendment. The Events of Default specified in the Note Agreement shall continue to be the events of default under the Note. The Purchaser’s remedies with respect to the occurrence of an Event of Default shall continue to be as set forth in the Note Agreement and in the Financing Documents.

                6.        Representations and Warranties. Holdings and Borrower represent and warrant to the Purchaser that (i) they have full power and authority to consummate this Amendment and the execution and delivery by Holdings and Borrower of this Amendment have been duly and properly made and authorized, (ii) this Amendment and the Financing Documents to which Holdings and Borrower are a party each constitutes a valid and binding obligation of Holdings and Borrower, enforceable against Holdings and Borrower in accordance with its respective terms, (iii) the execution and delivery of this Amendment will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under Holdings and Borrower’s articles of incorporation or bylaws or any indenture or other agreement or instrument to which Holdings or Borrower is a party or by which they may be bound or result in the imposition of any Liens or encumbrances on any of its property (other than as contemplated in the other Financing Documents and as contemplated hereby), (iv) no approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by Holdings and Borrower of this Amendment, (v) Holdings and Borrower have no defense, offset or counterclaim with respect to the payment of any sum owed to the Purchaser, or with respect to the performance or observance of any warranty or covenant contained in the Financing Documents, and the Purchaser has performed all obligations and duties owed to Holdings and Borrower through the date of this Amendment, and (vi) giving effect to this Amendment, there is no Default or Event of Default.

                7.        General Release. In consideration of, among other things, the Amendment provided for herein, each of Holdings, Borrower and the Principals, on behalf of itself and its stockholders and other Affiliates and their successors and assigns (collectively, the “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law any and all claims (including, without limitation, cross claims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the “Claims”), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Purchaser and any of their affiliates, partners, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Amendment. In entering into this Amendment, Holdings, Borrower and the Principals have consulted with and been represented by counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Note Agreement and the other Financing Documents and payment in full of the Obligations.

                8.        Governing Law. This Amendment and all matters concerning this Amendment shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

                9.        Entire Agreement. Except as modified by this Amendment, the Note Agreement remains in full force and effect. The Note Agreement, as modified by this Amendment, and together with the other Financing Documents, embody the entire agreement and understanding among the parties to this Amendment, and supersedes all prior agreements and understandings among the parties relating to the subject matter of the Note Agreement as modified by this Amendment.

                10.        Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, each of which, when taken together, shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Signature page follows]

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day, month and year first above written.

HOLDINGS: ACT Teleconferencing, Inc.

By ________________________________
Its ________________________________

SERVICES: ACT Teleconferencing Services, Inc.

By ________________________________
Its ________________________________

CO-BORROWER: ACT VideoConferencing, Inc.

By ________________________________
Its ________________________________

CO-BORROWER: ACT Proximity, Inc.

By ________________________________
Its ________________________________

CO-BORROWER: ACT Research, Inc.

By ________________________________
Its ________________________________

PRINCIPALS:

__________________________________
Gene Warren

__________________________________
Gavin Thomson

__________________________________
Gerald D. Van Eeckhout

Accepted as of the date of this Amendment: INVESTORS:

NEWWEST MEZZANINE FUND LP
By Touchstone Capital Group LLLP, General Partner

___________________________________
David L. Henry, Managing General Partner

KCEP VENTURES II, L.P.
By KCEP II, LC, General Partner

___________________________________
Terry Matlack, Managing Director

CONVERGENT CAPITAL PARTNERS I, L.P.
By Convergent Capital, LLC, General Partner

___________________________________
Keith S. Bares, Executive Vice President

JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992
By James F. Seifert and Nancy L. Seifert, as Trustees and not individually

___________________________________
James F. Seifert, Trustee

___________________________________
Nancy L. Seifert, Trustee